SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2003

Mercantile Bankshares Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, MD	21203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code, (410) 237-5900

Item 5. Other Events and Regulation FD Disclosure.

This is an optional filing made to disclose the event reported below. It is not a filing required by Regulation FD.

On January 22, 2003, the registrant issued a press release announcing that it has signed a definitive agreement to acquire Boyd Watterson Asset Management, LLC, a Cleveland-based asset manager. A copy of the release is attached as Exhibit 20 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibits

20	Press release dated January 22, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation (Registrant)

Date:	January 22, 2003	By:	/s/ Terry L. Troupe
Terry L. Troupe Chief Financial Officer and Treasurer